Exhibit 99.2

                             SUBSCRIPTION AGREEMENT

                               GREENWIND NRG INC.
                                 (THE "COMPANY")
                     69 SAPHIRE, THE GRANGE, STILORGAN, CO.
                                 DUBLIN, IRELAND
                              TEL: +353 87 153 6399

A. Instructions.

Each person considering subscribing for common shares of the Company should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.

All documents and check should be forwarded to:

                               GREENWIND NRG INC.
                                 (THE "COMPANY")
                     69 SAPHIRE, THE GRANGE, STILORGAN, CO.
                                 DUBLIN, IRELAND
                              TEL: +353 87 153 6399
                             ATTENTION: JAMES SAMMON

          THE PURCHASE OF SHARES OF GREENWIND NRG INC. INVOLVES A HIGH
           DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN
             BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

         EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF
             GREENWIND NRG INC.'S SHARES SHOULD READ THE PROSPECTUS
                           RELATING TO THIS OFFERING.

                               GREENWIND NRG INC.
                                 (THE "COMPANY")
                     69 SAPHIRE, THE GRANGE, STILORGAN, CO.
                                 DUBLIN, IRELAND
                              TEL: +353 87 153 6399

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of shares (the "Shares") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424B3 and dated _______________,20 __ (the "Prospectus").

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1. no person has made to the Subscriber any written or oral representations:

(a) that any person will resell or repurchase the Shares,

(b) that any person will refund the purchase price of the Shares, or

(c) as to the future price or value of the Shares;

2. the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 20 ; and

3. the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement. The Subscriber acknowledges that the Subscriber has a two day cancellation right and can cancel this Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement.

The Subscriber acknowledges and agrees that except as expressly provided in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Company, by the Subscriber or by anyone else.

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
IN WITNESS WHEREOF the Purchaser has executed this Securities Subscription Agreement on the date set forth below.

The Subscriber hereby offers to subscribe for ______________ Shares on the terms and conditions of this Agreement and agrees to pay the Funds and delivers herewith a certified check, money order or bank draft in the sum of $____________ (U.S.) made payable to the Company.

DATED: _________________________

                   (sign below if Subscriber is an individual)

SIGNED, SEALED AND DELIVERED
by the Subscriber in the presence of:

                                       )
                                       )      ---------------------------------
                                       )       Signature of the Subscriber
---------------------------------      )
                                       )      ---------------------------------
                                       )      Printed Name of Subscriber
                                       )
                                       )      ---------------------------------
                                       )
---------------------------------      )
                                       )      ---------------------------------
                                       )      Residential Address of Subscriber
                                       )
                                       )      ---------------------------------

                   (sign below if Subscriber is a corporation)


EXECUTED by

---------------------------------      )      ---------------------------------
in the presence of:                    )      per:
                                       )
                                       )
---------------------------------      )      ---------------------------------
Witness                                )      Authorized Signatory


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
ACCEPTANCE BY THE COMPANY

This Agreement is accepted by the Company as of the ____ day of _________,.

                                              GREENWIND NRG INC.


                                              per:
                                                 -------------------------------
                                                 Authorized Signatory


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